Exhibit 5.1

October 22, 2026

IPFX PubCo, Inc.
1680 Michigan Avenue Suite 700 #1031

Miami Beach, FL 33139

Inflection Point Acquisition Corp. VI
1680 Michigan Avenue Suite 700 #1031

Miami Beach, FL 33139

Ladies and Gentlemen:

We have acted as New York counsel to Inflection Point Acquisition Corp. VI, a Cayman Islands exempted company (“Inflection Point”) and IPFX PubCo, Inc., a Delaware corporation (“PubCo”) and direct, wholly owned subsidiary of Inflection Point, in connection with the preparation and filing by PubCo and Inflection Point with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4, originally filed on October 5, 2026 (File No. 333-299286) (as amended and/or supplemented, the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto), including the proxy statement/prospectus forming a part thereof, relating to, among other things, (1) the domestication of Inflection Point (the “Domestication”) as a Delaware corporation in accordance with the Delaware General Corporation Law (“DGCL”), the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) and the amended and restated memorandum and articles of association of Inflection Point (as may be amended from time to time, the “Cayman Constitutional Documents”) (Inflection Point, after the effectiveness of the Domestication, “Post-Domestication Inflection Point”); and (2) the transactions contemplated by the Business Combination Agreement, dated as of June 8, 2026 (the “Business Combination Agreement” and the Domestication and the other transactions contemplated thereby, the “Business Combination”), by and among Inflection Point, PubCo, IPFX Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of PubCo (“Merger Sub”) and Quantum Space, LLC, a Delaware limited liability company (referred to herein prior to the Business Combination as “Quantum Space” and after the Business Combination as “Quantum Space OpCo”), and the other documents related thereto, pursuant to which, among other things, following the Domestication, Merger Sub will merge with and into Inflection Point (the “Merger”), with Inflection Point surviving the merger as a wholly-owned subsidiary of PubCo and PubCo will issue its securities to the former holders of equity interests in Inflection Point. In connection with the Business Combination, PubCo will be renamed “Quantum Space, Inc.” (after the consummation of the Business Combination, “New Quantum Space”). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

Immediately prior to the Domestication, pursuant to the Cayman Constitutional Documents and the Sponsor Support Agreement, the holders of the Class B ordinary shares, par value $0.0001 per share, of Inflection Point (each, a “Founder Share”) will convert each Founder Share on a one-for-one basis into one Class A ordinary share, par value $0.0001 per share, of Inflection Point (each, an “Inflection Point Class A Share”). Immediately following such conversion, Inflection Point will effect a deregistration under the Companies Act and a domestication under Section 388 of the DGCL, pursuant to which Inflection Point’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware and, in connection therewith, Inflection Point will file the Certificate of Domestication (as defined below) simultaneously with the Post-Domestication Certificate of Incorporation (as defined below), in each case, in respect of Inflection Point with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”).

Upon the Certificate of Domestication and the Post-Domestication Certificate of Incorporation becoming effective under Section 103 of the DGCL, among other things, pursuant to the Plan of Domestication (as defined below): (i) each of the then issued and outstanding Inflection Point Class A Shares will convert automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of Post-Domestication Inflection Point (the “Post-Domestication Common Stock”); (ii) each then issued and outstanding warrant to purchase one Inflection Point Class A Share (the “Inflection Point Warrants”) will convert automatically into a warrant to purchase one share of Post-Domestication Common Stock (each warrant, a “Post-Domestication Warrant”); and (iii) each of the then issued and outstanding units of Inflection Point consisting of one Inflection Point Class A Share and one-third of one Inflection Point Warrant (the “Inflection Point Units”) shall be cancelled and will thereafter entitle the holder thereof to one share of Post-Domestication Common Stock and one-third of one Post-Domestication Warrant.

Immediately prior to the effective time of the Merger (the “Effective Time”): (i) each share of Post-Domestication Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares owned by Post-Domestication Inflection Point, PubCo or Merger Sub) shall automatically be cancelled and extinguished and converted into the right to receive one share of Class A-1 common stock of PubCo (the “New Quantum Space Class A-1 Common Stock”), following which all such shares of Post-Domestication Common Stock shall cease to be outstanding and shall cease to exist; (ii) each Post-Domestication Warrant issued and outstanding immediately prior to the Effective Time shall automatically be assumed by PubCo and shall thereafter constitute a warrant to acquire one share of New Quantum Space Class A-1 Common Stock (each a “New Quantum Space Warrant”), on substantially the same terms and conditions as the Post-Domestication Warrants and the outstanding Inflection Point Warrants; (iii) any shares of Post-Domestication Common Stock or other capital stock of Post-Domestication Inflection Point that are owned, immediately prior to the Effective Time, by Post-Domestication Inflection Point (including as treasury shares), PubCo or Merger Sub shall automatically be cancelled, retired and cease to exist, without any conversion thereof or payment therefor; and (iv) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into one validly issued, fully paid and non-assessable share of common stock of Post-Domestication Inflection Point (as the surviving corporation in the Merger), which shares shall, immediately following the Effective Time, constitute the only outstanding shares of capital stock of Post-Domestication Inflection Point and shall be held by PubCo, with the result that Post-Domestication Inflection Point shall continue as the surviving corporation in the Merger and as a direct, wholly owned subsidiary of PubCo.

Prior to the Effective Time, Quantum Space will complete a recapitalization whereby all outstanding equity securities of Quantum Space (other than the Pre-Funded Preferred Units and the Pre-Funded Warrants to purchase common units of Quantum Space issued to the Pre-Funded PIPE Investors in the Series B Investment) will be converted or exchanged into common units of Quantum Space (the “Quantum Space Common Units”).

Following Quantum Space’s recapitalization and the Effective Time: (i) each Seller (as defined in the Business Combination Agreement) will contribute, assign, transfer, convey and deliver to PubCo all or a portion of such Seller’s Quantum Space Common Units (as set forth in the Exchange Schedule (as defined in the Business Combination Agreement)), in exchange for shares of New Quantum Space Class A-1 Common Stock or Class A-2 common stock of PubCo, as applicable, on a one-for-one basis (the “Seller Contributions”). Each Seller identified as a “Direct PubCo Seller” will contribute all of its Quantum Space Common Units to PubCo, while each Seller identified as an “Up-C Seller” will contribute only the scheduled portion of its Quantum Space Common Units and retain the balance; (ii) simultaneously with the Seller Contributions, each Pre-Funded Investor will contribute all of such holder’s Pre-Funded Preferred Units to PubCo in exchange for the Pre-Funded Preferred Unit Consideration (the “Preferred Contributions”); and (iii) simultaneously with the Seller Contributions and the Preferred Contributions, each Pre-Funded Investor that elects to do so will contribute its Pre-Funded Warrant(s) to PubCo in exchange for New Quantum Space Series A Warrants.

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, in connection with the Business Combination, New Quantum Space will issue: (A) 106,680,270 shares of New Quantum Space Class A-1 Common Stock that are to be issued or may be issuable (including (i) up to 33,733,333 shares of New Quantum Space Class A-1 Common Stock upon the conversion of Post-Domestication Common Stock (ii) up to 27,942,248 shares of New Quantum Space Class A-1 Common Stock (the “Merger Common Shares”) as consideration for the Seller Contributions, (iii) up to 15,833,333 shares of New Quantum Space Class A-1 Common Stock issuable upon exercise of the New Quantum Space Warrants, (iv) up to 15,053,711 shares of New Quantum Space Class A-1 Common Stock (the “Registered Series A Conversion Shares”) issuable upon the conversion of shares of Series A Preferred Stock (the “Registered Series A Shares”) issued as consideration in the Business Combination to the holders of Pre-Funded Preferred Units (assuming, solely for this purpose, a $5.00 conversion price and taking into account accrued payment-in-kind dividends on the Pre-Funded Preferred Units through December 31, 2026, which amount represents a good-faith estimate of the maximum amount of shares of New Quantum Space Class A-1 Common Stock that may become issuable upon conversion of such Registered Series A Shares) and (v) up to 14,117,645 shares of New Quantum Space Class A-1 Common Stock (the “Registered Warrant Shares”) issuable upon the exercise of New Quantum Space Series A Warrants (the “Registered Warrants”) issued as consideration in the Business Combination to the holders of Pre-Funded Warrants (assuming, solely for this purpose, a $5.00 exercise price, which amount represents a good-faith estimate of the maximum amount of shares of New Quantum Space Class A-1 Common Stock that may become issuable upon exercise of such Registered Warrants, (B) up to 6,272,380 Registered Series A Shares to be issued as consideration in the Pre-Funded Investment to the holders of Pre-Funded Preferred Units (taking into account accrued payment-in-kind dividends through December 31, 2026), (C) Registered Warrants initially exercisable for up to 5,882,352 shares of New Quantum Space Class A-1 Common Stock to be issued as consideration in the Business Combination to the holders of Pre-Funded Warrants, and (D) 15,833,333 New Quantum Space Warrants upon the conversion of Post-Domestication Warrants. Post-Domestication Inflection Point will issue (i) up to 33,733,333 shares of Post-Domestication Common Stock that will be issued in the Domestication upon conversion of an equal number of ordinary shares of Inflection Point, (ii) 15,833,333 Post-Domestication Warrants that will be issued in the Domestication upon conversion of an equal number of Inflection Point Warrants, and (iii) 15,833,333 shares of Post-Domestication Inflection Point issuable upon exercise of the 15,833,333 Post-Domestication Warrants that will be issued in the Domestication upon conversion of an equal number of Inflection Point Warrants. The securities of Post-Domestication Inflection Point to be issued in the Domestication will be issued as an intermediate and transitory step in the Business Combination.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S–K of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)       the Registration Statement;

(b)       the Business Combination Agreement, filed as Exhibit 2.1 to the Registration Statement;

(c)       the form of the Plan of Domestication, filed as Exhibit 2.2 to the Registration Statement (the “Plan of Domestication”);

(d)       the form of the Certificate of Merger of Merger Sub with and into Post-Domestication Inflection Point, filed as Exhibit 2.3 to the Registration Statement;

(e)       the form of the Certificate of Incorporation of New Quantum Space to be effective upon the consummation of the Business Combination, filed as Exhibit 3.2 to the Registration Statement (the “Certificate of Incorporation”);

(f)       the form of Bylaws of New Quantum Space to be effective upon the consummation of the Business Combination, filed as Exhibit 3.3 to the Registration Statement (the “Bylaws”);

(g)       the form of the Certificate of Incorporation of Post-Domestication Inflection Point to be effective upon the consummation of the Domestication, filed as Exhibit 3.6 to the Registration Statement (the “Post-Domestication Certificate of Incorporation”);

(h)       the form of Bylaws of Post-Domestication Inflection Point to be effective upon the consummation of the Domestication, filed as Exhibit 3.7 to the Registration Statement (the “Post-Domestication Bylaws”);

(i)       the form of the Certificate of Designation of Preferences, Rights and Limitations of 12.0% Series A Cumulative Convertible Preferred Stock of New Quantum Space to be effective upon the consummation of the Business Combination (the “Certificate of Designation”), filed as Exhibit 3.4 to the Registration Statement;

(j)       the form of the Certificate of Corporate Domestication, filed as Exhibit 3.5 to the Registration Statement (the “Certificate of Domestication”);

(k)       the Specimen Unit Certificate of Inflection Point, filed as Exhibit 4.1 to the Registration Statement;

(l)       the Specimen Warrant Certificate of Inflection Point, filed as Exhibit 4.3 to the Registration Statement;

(m)       the Warrant Agreement, dated as of March 26, 2026 (the “Warrant Agreement”), between Inflection Point and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent, filed as Exhibit 4.4 to the Registration Statement;

(n)       the Specimen Common Stock Certificate of New Quantum Space to be effective upon the consummation of the Business Combination, filed as Exhibit 4.6 to the Registration Statement;

(o)       the form of Registered Warrant, filed as Exhibit 4.8 to the Registration Statement; and

(p)       a copy of resolutions of Inflection Point, dated June 7, 2026.

The documents listed in clauses (b), (c), (m) and (o) above are referred to as the “Enforceability Documents” and the documents listed in clauses (b) through (p) above are referred to as the “Transaction Documents.”

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of PubCo and Inflection Point and of public officials and upon statements and information furnished by officers and representatives of PubCo and Inflection Point with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of PubCo and Inflection Point that we reviewed.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

A. (i) each party to each Enforceability Document is duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has, and had at all relevant times, full power and authority to execute and deliver, and to perform its obligations under, each Enforceability Document to which it is a party, (ii) that each Enforceability Document has been or will be duly authorized, and will be executed and delivered, by all of the parties thereto, and each party to each of the Enforceability Documents has satisfied or will satisfy all other legal requirements that are applicable to it to the extent necessary to make each Enforceability Document enforceable against it, (iii) that each Enforceability Document will constitute the valid, binding and enforceable obligation of all of the parties thereto under all applicable laws; provided, however, that the assumptions set forth in the preceding clauses (i) - (iii) are not made as to Inflection Point, Post-Domestication Inflection Point, or PubCo to the extent expressly addressed in our opinions, (iv) that the execution and delivery of, and the performance of its obligations under, each Enforceability Document by each party thereto (other than such performance by Inflection Point, Post-Domestication Inflection Point or PubCo of their obligations under each Enforceability Document under the law of the State of New York) will not (A) contravene such party’s articles or certificate of incorporation, by-laws or similar organizational documents, (B) contravene any laws or governmental rules or regulations that may be applicable to such party or its assets, (C) contravene any judicial or administrative judgment, injunction, order or decree that is binding upon such party or its assets, or (D) breach or result in a default under any contract, indenture, lease, or other agreement or instrument applicable to or binding upon such party or its assets, (v) that all consents, approvals, licenses, authorizations, orders of, and all filings or registrations with, any governmental or regulatory authority or agency required under the laws of any jurisdiction for the execution and delivery of, and the performance of its obligations under, each Enforceability Document by each party thereto have been or will be obtained or made and are in full force and effect (other than with respect to Inflection Point, Post-Domestication Inflection Point or PubCo under the law of the State of New York) and (vi) that there are no agreements or other arrangements that modify, supersede, novate, terminate or otherwise alter any of the terms of any Enforceability Document.

B. Prior to effecting the Business Combination, including the Domestication: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of Inflection Point will have approved, among other things, the Business Combination Agreement, the Business Combination, including the Domestication and the Merger, the Certificate of Incorporation, the Bylaws, the Post-Domestication Certificate of Incorporation, and the Post-Domestication Bylaws; (iii) that all conditions precedent to the closing of the Business Combination have been satisfied or will have been satisfied or otherwise waived; and (iv) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the deregistration of Inflection Point as an exempted company in the Cayman Islands and Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

C. The Certificate of Domestication, in the form filed as Exhibit 3.5 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Post-Domestication Certificate of Incorporation, has been, or prior to the filing of the Certificate of Domestication will be, filed by or in respect of Inflection Point with the Delaware Secretary of State and that Inflection Point will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Domestication;

D. The Post-Domestication Certificate of Incorporation, in the form filed as Exhibit 3.6 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Domestication, has been, or prior to the filing of the Post-Domestication Certificate of Incorporation will be, filed by or in respect of Inflection Point with the Delaware Secretary of State and that Inflection Point will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation;

E.       The Post-Domestication Bylaws, in the form filed as Exhibit 3.7 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective at the effective time of the Domestication;

F.       The Certificate of Merger, in the form filed as Exhibit 2.3 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State and have become effective in accordance with Section 251 of the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the Certificate of Merger will be, filed by or in respect of Post-Domestication Inflection Point with the Delaware Secretary of State and that Post-Domestication Inflection Point will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Merger;

G.       The Certificate of Incorporation, in the form filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State and have become effective in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Designation, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of PubCo with the Delaware Secretary of State and that PubCo will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation;

H. The Bylaws, in the form filed as Exhibit 3.3 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective at the Effective Time;

I. The Certificate of Designation, in the form filed as Exhibit 3.4 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State and have become effective in accordance with the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the Certificate of Designation will be, filed by or in respect of PubCo with the Delaware Secretary of State and that PubCo will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Designation; and

J. The other transactions contemplated by the Business Combination Agreement to be consummated as part of, concurrent with or prior to the Business Combination will have been consummated.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	Upon the effective time of the Domestication, pursuant to the Plan of Domestication, each issued and outstanding Inflection Point Class A Share will automatically convert into one share of Post-Domestication Common Stock, and when such shares of Post-Domestication Common Stock have been issued and delivered as described in the Registration Statement and pursuant to the terms of the Business Combination Agreement, each such share of Post-Domestication Common Stock will be validly issued, fully paid and non-assessable.

2.	Upon the effective time of the Domestication, pursuant to the Plan of Domestication, each issued and outstanding Inflection Point Warrant will convert automatically into one Post-Domestication Warrant, and when such Post-Domestication Warrants have been issued and delivered as described in the Registration Statement and pursuant to the terms of the Business Combination Agreement, each such Post-Domestication Warrant will constitute the valid and binding obligation of Post-Domestication Inflection Point, enforceable against Post-Domestication Inflection Point in accordance with its terms under the laws of the State of New York, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).

3.	Upon the effective time of the Domestication, pursuant to the Plan of Domestication, when the shares of Post-Domestication Inflection Point have been issued, delivered and paid for upon the due exercise of the Post-Domestication Warrants as described in the Registration Statement and pursuant to the terms of the Post-Domestication Warrants, such shares will be validly issued, fully paid and non-assessable.

4.	Upon the Effective Time and the filing of the Certificate of Incorporation with the Delaware Secretary of State, pursuant to the Business Combination Agreement and Certificate of Merger, each issued and outstanding share of Post-Domestication Common Stock shall automatically be cancelled and extinguished and converted into the right to receive one share of New Quantum Space Class A-1 Common Stock, and when such shares of New Quantum Space Class A-1 Common Stock have been issued and delivered as described in the Registration Statement and pursuant to the terms of the Business Combination Agreement, such shares of New Quantum Space Class A-1 Common Stock will be validly issued, fully paid and non-assessable.

5.	Upon the Effective Time and the filing of the Certificate of Incorporation with the Delaware Secretary of State, pursuant to the Business Combination Agreement, the Certificate of Merger and the Warrant Agreement, each issued and outstanding Post-Domestication Warrant shall automatically be assumed by PubCo and shall thereafter constitute a New Quantum Space Warrant, and when such New Quantum Space Warrants have been issued and delivered as described in the Registration Statement and pursuant to the terms of the Business Combination Agreement, each such New Quantum Space Warrant will constitute the valid and binding obligation of New Quantum Space, enforceable against New Quantum Space in accordance with its terms under the laws of the State of New York, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).

6.	Upon the effective time of the Merger and the filing of the Certificate of Incorporation with the Delaware Secretary of State, when the shares of New Quantum Space Class A-1 Common Stock have been issued, delivered and paid for upon the due exercise of the New Quantum Space Warrants as described in the Registration Statement and pursuant to the terms of the New Quantum Space Warrants, such shares will be validly issued, fully paid and non-assessable.

7.	Upon the effective time of the Merger and the filing of the Certificate of Incorporation with the Delaware Secretary of State, when the Merger Common Shares have been issued and delivered as described in the Registration Statement and pursuant to the terms of the Business Combination Agreement, such Merger Common Shares will be validly issued, fully paid and non-assessable.

8.	Upon the effective time of the Merger and the filing of each of the Certificate of Incorporation and Certificate of Designation with the Delaware Secretary of State, when the Registered Series A Shares have been issued and delivered as described in the Registration Statement and pursuant to the terms of the Business Combination Agreement and the Certificate of Designation, such Registered Series A Shares will be validly issued, fully paid and non-assessable.

9.	Upon the effective time of the Merger, when the Registered Warrants have been issued as described in the Registration Statement and pursuant to the terms of the Business Combination Agreement and the Registered Warrant, each such Registered Warrant will constitute the valid and binding obligation of New Quantum Space, enforceable against New Quantum Space in accordance with its terms under the laws of the State of New York, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).

10.	Upon the effective time of the Merger and the filing of each of the Certificate of Incorporation and Certificate of Designation with the Delaware Secretary of State, when the Registered Series A Conversion Shares have been issued and delivered upon conversion of the Registered Series A Shares as described in the Registration Statement and pursuant to the Certificate of Designation, such Registered Series A Conversion Shares will be validly issued, fully paid and non-assessable.

11.	Upon the effective time of the Merger and the filing of the Certificate of Incorporation with the Delaware Secretary of State, when the Registered Warrant Shares have been issued, delivered and paid for upon the due exercise of the Registered Warrants as described in the Registration Statement and pursuant to the terms of the Registered Warrants, such Registered Warrant Shares will be validly issued, fully paid and non-assessable.

The opinions stated herein are subject to the following qualifications:

(a)       we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(b)       we do not express any opinion with respect to the enforceability of any provision contained in any of the Transaction Documents relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of waiving or altering any statute of limitations;

(c)       we do not express any opinion as to any provision providing for the forfeiture or recovery of, or securing, amounts deemed to constitute penalties, or for or in the nature of liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges and make-whole premiums, default interest, and other economic remedies to the extent any such provision is deemed to constitute a penalty; and

(d)       we do not express any opinion with respect to, or as to the effect on the opinions contained in this opinion letter of, (i) any provision that appoints or purports to appoint attorneys-in-fact or other representatives or confers powers of attorney or grants similar authorizations or powers or that provides that a determination by any party will be conclusive and binding on any other parties, (ii) any provision stating that the partial invalidity of one or more provisions shall not invalidate the remaining provisions or that provides for the severance of any invalid, illegal or unenforceable term from the other terms, (iii) any provision that constitutes or has the effect of a waiver (expressly or by implication) of illegality or of rights, duties or defenses, or of provisions of law, which cannot as a matter of law or public policy be waived, (iv) any requirement that waivers, amendments or other modifications may only be made in writing, (v) any rights of setoff, (vi) any provision that purports to establish, waive or modify evidentiary standards (or may be construed to do so), (vii) any arbitration provision, any waiver of jury trial provision or any provision relating to choice of venue or jurisdiction, (viii) any restrictions on the transfer or pledge of rights or of interests in any assets, (ix) any calculations (whether expressed in figures or words), any formulae (whether expressed in figures or words), quantifications, diagrams, tables, or technical specifications, (x) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit, and (xi) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies.

Inflection Point is a Cayman Islands exempted company that will be redomesticated as a Delaware corporation pursuant to the Domestication, and we have not considered, and we express no opinion as to, any law other than the DGCL and the law of the State of New York.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Post-Domestication Common Stock, Post-Domestication Warrants, New Quantum Space Class A-1 Common Stock, New Quantum Space Warrants, Registered Series A Shares and Registered Warrants pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for PubCo and Inflection Point that has passed on the validity of the securities appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

JR : RD : AL